NVR, INC. ANNOUNCES FULL YEAR AND FOURTH QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

January 27, 2010, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its fourth quarter ended December 31, 2009 of $60,639,000, $9.61 per diluted share, compared to a net loss of $30,457,000 and diluted loss per share of $5.54 for its prior year fourth quarter.  Consolidated revenues for the fourth quarter of 2009 totaled $745,802,000, an 18% decrease from $910,174,000 for the comparable 2008 quarter.

For the year ended December 31, 2009, consolidated revenues were $2,743,848,000, 26% lower than the $3,693,039,000 reported for the year ended December 31, 2008.  Net income for the year ended December 31, 2009 was $192,180,000, compared to $100,892,000 for the year ended December 31, 2008.  Diluted earnings per share for the year ended December 31, 2009 was $31.26, an increase of 83% from $17.04 per diluted share for the comparable period of 2008.

Homebuilding

New orders in the fourth quarter of 2009 increased 47% to 2,000 units, compared to 1,357 units in the fourth quarter of 2008. The cancellation rate in the quarter ended December 31, 2009 was 15% compared to 30% in the fourth quarter of 2008 and 14% in the third quarter of 2009. Settlements decreased in the fourth quarter of 2009 to 2,550 units, 8% less than the same period of 2008.

Homebuilding revenues for the quarter ended December 31, 2009 totaled $730,140,000, 19% lower than the year earlier period. Gross profit margins increased to 18.9% in the 2009 fourth quarter compared to 2.6% for the same period in 2008. Income before tax from homebuilding operations totaled $75,815,000 in the 2009 fourth quarter, compared to a loss of $56,978,000 in the fourth quarter of the previous year. The fourth quarter 2008 gross profit margin results and pre-tax income were negatively impacted by a $109,800,000 land deposit impairment charge. The fourth quarter 2008 results were also impacted by goodwill impairment charges of $11,686,000.

New orders for the 2009 fiscal year totaled 9,409 units, a 7% increase when compared to the 8,760 units reported for 2008. Home settlements for 2009 decreased 16% to 9,042 units when compared to 10,741 units settled in 2008. Homebuilding revenues for 2009 totaled $2,683,467,000, 26% lower than 2008. Gross profit margins increased to 18.5% in 2009 from 12.6% in 2008. Pre-tax homebuilding income increased to $263,083,000 for the 2009 fiscal year, an increase of 87% from the prior year. Gross profit margins and pre-tax income were negatively impacted in 2008 by a $165,000,000 land deposit impairment charge. The Company’s backlog of homes sold but not settled at the end of 2009 increased on a unit basis by 12% to 3,531 units and on a dollar basis by 7% to $1,076,437,000 as compared to the prior year end.

Mortgage Banking

Mortgage closed loan production of $542,147,000 for the three months ended December 31, 2009 was 13% lower than the same period last year. Income before tax for the mortgage banking operations during the fourth quarter of 2009 increased to $8,712,000, compared to $4,234,000 reported for the same period of 2008. Pre-tax income in the current quarter was favorably impacted primarily by a decrease in incentives given to borrowers.

Mortgage closed loan production for the 2009 fiscal year decreased 12% to $2,060,376,000. Income before tax from the mortgage banking segment for 2009 increased 32% to $35,331,000 from the $26,704,000 reported for 2008.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Homebuilding:
Revenues	$730,140	$899,535	$2,683,467	$3,638,702
Other income	2,186	2,030	8,697	16,386
Cost of sales	(592,221)	(875,779)	(2,185,733)	(3,181,010)
Selling, general and administrative	(62,132)	(67,906)	(233,152)	(308,739)
Operating income (loss)	77,973	(42,120)	273,279	165,339
Interest expense	(2,158)	(3,172)	(10,196)	(12,902)
Goodwill and intangible asset impairment	-	(11,686)	-	(11,686)
Homebuilding income (loss)	75,815	(56,978)	263,083	140,751

Mortgage Banking:
Mortgage banking fees	15,662	10,639	60,381	54,337
Interest income	897	1,347	2,979	3,955
Other income	171	214	629	745
General and administrative	(7,755)	(7,756)	(27,474)	(31,579)
Interest expense	(263)	(210)	(1,184)	(754)
Mortgage banking income	8,712	4,234	35,331	26,704

Income (loss) before taxes	84,527	(52,744)	298,414	167,455

Income tax (expense) benefit	(23,888)	22,287	(106,234)	(66,563)

Net income (loss)	$60,639	$(30,457)	$192,180	$100,892

Basic earnings (loss) per share	$10.21	$(5.54)	$33.10	$18.76

Diluted earnings (loss) per share	$9.61	$(5.54)	$31.26	$17.04

Basic average shares outstanding	5,939	5,497	5,807	5,379

Diluted average shares outstanding	6,311	5,497	6,149	5,920

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2009	December 31, 2008

ASSETS

Homebuilding:
Cash and cash equivalents	$1,248,689	$1,146,426
Marketable securities	219,535	-
Receivables	7,995	11,594
Inventory:
Lots and housing units, covered under sales agreements with customers	337,523	335,238
Unsold lots and housing units	73,673	57,639
Manufacturing materials and other	7,522	7,693
	418,718	400,570

Contract land deposits, net	49,906	29,073
Consolidated assets not owned	70,430	114,930
Property, plant and equipment, net	20,215	25,658
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets, net	258,659	242,626

	2,335,727	2,012,457

Mortgage Banking:
Cash and cash equivalents	1,461	1,217
Mortgage loans held for sale, net	40,097	72,488
Property and equipment, net	446	759
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	10,692	8,968

	60,043	90,779

Total assets	$2,395,770	$2,103,236

(Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	December 31, 2009	December 31, 2008

LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$120,464	$137,285
Accrued expenses and other liabilities	221,352	194,869
Liabilities related to consolidated assets not owned	65,915	109,439
Customer deposits	63,591	59,623
Other term debt	2,166	2,530
Senior notes	133,370	163,320
	606,858	667,066
Mortgage Banking:
Accounts payable and other liabilities	19,306	17,842
Notes payable	12,344	44,539
	31,650	62,381

Total liabilities	638,508	729,447

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,559,671 and 20,561,187 shares issued for December 31, 2009 and December 31, 2008, respectively	206	206
Additional paid-in capital	830,531	722,265
Deferred compensation trust – 265,278 and 514,470 shares of NVR, Inc. common stock for December 31, 2009 and December 31, 2008, respectively	(40,799)	(74,978)
Deferred compensation liability	40,799	74,978
Retained earnings	3,823,067	3,630,887
Less treasury stock at cost – 14,609,560 and 15,028,335 shares for December 31, 2009 and December 31, 2008, respectively	(2,896,542)	(2,979,569)
Total shareholders’ equity	1,757,262	1,373,789
Total liabilities and shareholders’ equity	$2,395,770	$2,103,236

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Homebuilding data:
New orders (units):
Mid Atlantic (1)	986	692	4,809	4,290
North East (2)	201	159	904	884
Mid East (3)	545	360	2,552	2,380
South East (4)	268	146	1,144	1,206
Total	2,000	1,357	9,409	8,760

Average new order price	$297.8	$296.0	$292.7	$311.3

Settlements (units):
Mid Atlantic (1)	1,349	1,389	4,722	5,240
North East (2)	241	273	882	1,086
Mid East (3)	655	750	2,323	2,762
South East (4)	305	364	1,115	1,653
Total	2,550	2,776	9,042	10,741

Average settlement price	$286.2	$323.6	$296.4	$338.4

Backlog (units):
Mid Atlantic (1)			1,863	1,776
North East (2)			325	303
Mid East (3)			960	731
South East (4)			383	354
Total			3,531	3,164

Average backlog price			$304.9	$316.9

Community count (average)	352	397	355	427
Lots controlled at end of year			46,300	45,000

Mortgage banking data:
Loan closings	$542,147	$623,623	$2,060,376	$2,351,341
Capture rate	90%	89%	91%	85%

Common stock information:
Shares outstanding at end of year			5,950,111	5,532,852

(1)	Virginia, West Virginia, Maryland and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Western Pennsylvania, Kentucky, New York, Ohio, and Indiana
(4)	North Carolina, South Carolina, Tennessee, and Florida